Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

AngloGold Ashanti plc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	AngloGold Ashanti plc ordinary shares, par value $1 per share (the “Ordinary Shares”)	457(c) and 457(h)	20,000,000(1)	$17.81(2)	$356,200,000(2)	0.00011020	$39,254
	Total Offering Amounts					$356,200,000(2)		$39,254
	Total Fee Offsets							$32,098(3)
	Net Fee Due							$7,156

(1)
This registration statement on Form S-8 (this “Registration Statement”) covers 20,000,000 Ordinary Shares of AngloGold Ashanti plc (the “Registrant”) which may be offered or sold under the 2023 Deferred Share Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such number of additional shares that may become available pursuant to the Plan in the event of any stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act based on the average of the high and low prices of ordinary shares, par value R0.25 per share, of AngloGold Ashanti Limited, the Registrant’s predecessor (the “predecessor”), on the Johannesburg Stock Exchange on September 19, 2023 of R337.24 per ordinary share translated into US dollars at the rate published by Bloomberg as of 5:00 p.m. Eastern Time on September 19, 2023 of R18.9386 per $1.00.

(3)	See “Table 2: Fee Offset Claims and Sources” to this Exhibit 107 for information related to the fee offset.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source(2)
457(p)
Fees Offset Claims	AngloGold Ashanti Limited	S-8	333-270665 (1)	March 17, 2023		$32,098	Equity	Ordinary shares, par value R0.25 per share	14,998,515	$291,271,161
Fee Offset Sources	AngloGold Ashanti Limited	S-8	333-270665 (1)		March 17, 2023						$32,102

(1)
Effective as of the date of this Registration Statement, the predecessor has (i) terminated the offering that included the unsold securities under the registration statement on Form S-8 filed with the Securities and Exchange Commission on March 17, 2023 (Registration No. 333-270665) (the “Prior Registration Statement”), and (ii) removed from registration all of its unsold and unissued securities registered pursuant to the Prior Registration Statement, in each case, by filing post-effective amendment no. 1 to the Prior Registration Statement deregistering such unsold securities. The predecessor previously registered $291,300,000 in an aggregate offering amount of ordinary shares pursuant to the Prior Registration Statement, of which $291,271,161 relates to the unsold securities associated with the fee offset claimed herein.

(2)
The fee previously paid for the Prior Registration Statement was $32,102, of which $32,098 relates to the unsold securities associated with the fee offset claimed herein. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $32,098 of the registration fee due under this Registration Statement from the fees previously paid in connection with the Prior Registration Statement.